Exhibit 99.1

FOR RELEASE:	INVESTOR CONTACT:	Rob Campbell
November 18, 2011 at 5:30 AM PST		Nordstrom, Inc.
206-233-6550

	MEDIA CONTACT:	Colin Johnson
Nordstrom, Inc.
206-303-3036

Nordstrom Board of Directors Approves Quarterly Dividend

SEATTLE, Wash. – (November 18, 2011) – Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors has approved a quarterly dividend of 23 cents per share payable on December 15, 2011, to shareholders of record on November 30, 2011.

ABOUT NORDSTROM

Nordstrom, Inc. is one of the nation’s leading fashion specialty retailers. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 225 stores in 30 states, including 117 full-line stores, 104 Nordstrom Racks, two Jeffrey boutiques, one treasure&bond store and one clearance store. Nordstrom also serves customers through Nordstrom.com and through its catalogs. Additionally, the Company operates in the online private sale marketplace through its subsidiary HauteLook. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.

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